EXHIBIT 10(52)





















                        HARRAH'S ENTERTAINMENT, INC.

                    EXECUTIVE DEFERRED COMPENSATION PLAN





























                            Amended and Restated

                              October 27, 1995






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                             TABLE OF CONTENTS




                                                                  PAGE
                                                                 -----

ARTICLE I      PURPOSE                                             1


ARTICLE II     DEFINITIONS                                         1
               2.1(a)    Account                                   1
               2.1(b)    Pre-1996 Retirement Account               2
               2.1(c)    Post-1995 Retirement Account              2
               2.1(d)    Pre-1996 Termination Account              2

               2.1(e)    Post-1995 Termination Account             2
               2.2       Beneficiary                               2
               2.3       Board                                     2
               2.4       Change of Control                         3

               2.5       EDCP Committee                            5
               2.6       Compensation                              6
               2.7       Deferral Commitment                       6
               2.8       Deferral Period                           6
               2.9       Determination Date                        6
               2.10      Employer                                  7
               2.11      Employment                                7
               2.12      Hardship                                  7
               2.13      Interest                                  8
               2.13(a)   Termination Account Interest              8
               2.13(b)   Retirement Account Interest               8
               2.14      Participant                              10
               2.15      Participation Agreement                  10
               2.16      Plan Benefit                             10
               2.17      Retirement                               10
               2.18      Total and Permanent Disability           10



ARTICLE III    PARTICIPATION AND DEFERRAL COMMITMENTS             11
               3.1       Eligibility and Participation            11
               3.1(a)    Eligibility                              11
               3.1(b)    Participation                            11

               3.1(c)    Salary Continuation                      12
               3.2       Form of Deferral; Maximum and Minimum
                             Deferral                             12
               3.2(a)    Salary and Bonus Commitment              12



                                    (i)


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                                                                 PAGE
                                                                 ----

               3.2(b)    Savings and Retirement Plan Exception    13
               3.2(c)    Fee Deferral Commitment                  13
               3.2(d)    Other Deferral Provisions                14
               3.3       Modification of Deferral Commitment      14

ARTICLE IV     DEFERRED COMPENSATION ACCOUNTS                     15
               4.1       Elective Deferred Compensation           15
               4.2       Types of Account                         15
               4.3       Matching Contributions                   15
               4.3(a)    Eligibility                              15
               4.3(b)    Amount                                   16
               4.3(c)    Time of Credit                           16
               4.4       Vesting of Accounts                      16
               4.4(a)    Amounts Deferred                         16
               4.4(b)    Employer Matching Contributions          17
               4.4(c)    Retirement, Disability or Death          17
               4.5       Determination of Accounts                17
               4.6       Statement of Accounts                    18

ARTICLE V      PLAN BENEFITS                                      18

               5.1       Pre-Termination Withdrawals              18
               5.1(a)    Amount                                   18
               5.1(b)    Remaining Account Balance                18
               5.2       Retirement Benefit                       19
               5.3       Termination Benefit                      20
               5.4       Death Benefit                            20
               5.5       Disability Benefits                      22
               5.6       Hardship Distributions                   22
               5.7       Form of Benefit Payment                  22
               5.8       Withholding; Payroll Taxes               23
               5.9       Commencement of Payments                 24
               5.10      Full Payment of Benefits                 24
               5.11      Payment of Guardian                      24
               5.12      Spin-Off Transactions                    24

ARTICLE VI     BENEFICIARY DESIGNATION                            26
               6.1       Beneficiary Designation                  26
               6.2       Amendments                               27
               6.3       No Beneficiary Designation               27
               6.4       Effect of Payment                        27



                                    (ii)












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                                                               PAGE
                                                               ----

ARTICLE VII    ADMINISTRATION                                     28
               7.1       Committee; Duties                        28
               7.2       Agents                                   28
               7.3       Binding Effect of Decisions              28
               7.4       Indemnity of EDCP Committee              28

ARTICLE VIII   CLAIMS PROCEDURE                                   29
               8.1       Claim                                    29
               8.2       Denial of Claim                          29

ARTICLE IX     AMENDMENT AND TERMINATION OF PLAN                  30
               9.1       Amendment                                30
               9.2       Employer's Right to Terminate Future
                             Deferrals                            31


ARTICLE X      MISCELLANEOUS                                      31
               10.1      Unfunded Plan                            31
               10.2      Unsecured General Creditor               32
               10.3      Nonassignability                         32
               10.4      Not a Contract of Employment             33
               10.5      Protective Provisions                    33
               10.6      Terms                                    33
               10.7      Captions                                 34
               10.8      Governing Law                            34
               10.9      Validity                                 34
               10.10     Notice                                   34
               10.11     Successors                               34




















                                   (iii)










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                        HARRAH'S ENTERTAINMENT, INC.

                            AMENDED AND RESTATED


                    EXECUTIVE DEFERRED COMPENSATION PLAN




                                 ARTICLE I

                                  PURPOSE

     The purpose of this Executive Deferred Compensation Plan (hereinafter referred to as the "Plan") is to provide supplemental funds for retirement or death for nonmanagement directors ("director Participants") and key management employees (and their beneficiaries) of Harrah's Entertainment,

Inc., (formerly named The Promus Companies Incorporated) (hereinafter referred to as the "Company") and certain of its subsidiaries which elect to participate in the Plan ("employee Participants").  It is intended that the Plan will aid in retaining and attracting directors and employees of exceptional ability by providing such individuals with these benefits.

This plan shall be effective as of November 5, 1989.




                                 ARTICLE II


                                DEFINITIONS

     For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:


     2.1  (a)  Account.  "Account" means the Retirement Account and the
               -------

          Termination Account maintained by the Employer with respect to each Participant's deferred compensation pursuant to Article IV,

          including








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          accounts transferred from the Holiday Corporation Executive

          Deferred Compensation Plan.  The existence of these accounts shall not require any segregation of assets.

          (b)  Pre-1996 Retirement Account.  "Pre-1996 Retirement Account"
               ---------------------------

          means the Retirement Account for deferrals of Compensation during

          Plan years through 1995.


          (c)  Post-1995 Retirement Account.  "Post-1995 Retirement
               ----------------------------

          Account" means the Retirement Account for deferrals of

          Compensation for Plan years after 1995.


          (d)  Pre-1996 Termination Account.  "Pre-1996 Termination
               ----------------------------

          Account" means the Termination Account for deferrals of

          Compensation during Plan years through 1995.


          (e)  Post-1995 Termination Account.  "Post-1995 Termination
               -----------------------------

          Account" means the Termination Account for deferrals of

          Compensation during the Plan years after 1995.


     2.2  Beneficiary.  "Beneficiary" means the person, persons or entity
          -----------

designated by the Participant, or as provided in Article VI, to receive any

Plan benefits payable after the Participant's death.


     2.3  Board.  "Board" means the Board of Directors of the Company or
          -----

the Human Resources Committee (or its successor committee) of such Board of

Directors, or any other Committee designated by the Board of Directors of the Company.



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     2.4  Change of Control.  A "Change of Control" shall be deemed to have
          -----------------

occurred, subject to subparagraph (iv) hereof, if any of the events in subparagraphs (i), (ii) or (iii) occur:

               (i)       Any "person" (as such term is used in Section

               13(d) and 14(d) of the Securities Exchange Act of 1934, as

               amended (the "Exchange Act")), other than an employee

               benefit plan of the Company, or a trustee or other fiduciary holding securities under an employee benefit plan of the

               Company, is or becomes the "beneficial owner" (as defined in

               Rule 13d-3 under the Exchange Act), directly or indirectly,

               of 25% or more of the Company's then outstanding voting

               securities carrying the right to vote in elections of

               persons to the Board of Directors, regardless of comparative voting power of such voting securities, and regardless of

               whether or not the Board of Directors shall have approved

               such Change in Control; or


               (ii)      During any period of two consecutive years,

               individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a

               director designated by a person who shall have entered into an agreement with the Company to effect a transaction

               described in subparagraphs (i) or (iii) of this paragraph)

               whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a

               vote of at least two-thirds of






                                       3



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               the directors then still in office who either were directors at the beginning of the period or whose election or

               nomination for election was previously so approved, cease

               for any reason to constitute a majority thereof; or

               (iii)     The holders of securities of the Company entitled

               to vote thereon approve the following:


                         (A)  A merger or consolidation of the Company with

                         any other corporation regardless of which entity

                         is the surviving company, other than a merger or

                         consolidation which would result in the voting

                         securities of the Company carrying the right to

                         vote in elections of persons to the Board of

                         Directors outstanding immediately prior thereto

                         continuing to represent (either by remaining

                         outstanding or by being converted into voting

                         securities of the surviving entity) at least 80%

                         of the Company's then outstanding voting

                         securities carrying the right to vote in elections

                         of persons to the Board of Directors, or such

                         securities of such surviving entity outstanding

                         immediately after such merger or consolidation, or

                         (B)  A plan of complete liquidation of the Company

                         or an agreement for the sale or disposition by the

                         Company of all or substantially all of the

                         Company's assets.










                                        4



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               (iv)      Notwithstanding the definition of a "Change in

               Control" of the Company as set forth in this paragraph 2.4,

               the Human Resources Committee of the Board of Directors (the

               "Committee") shall have full and final authority, which

               shall be exercised in its discretion, to determine

               conclusively whether a Change in Control of the Company has occurred, and the date of the occurrence of such Change in

               Control and any incidental matters relating thereto, with

               respect to a transaction or series of transactions which have resulted or will result in a substantial portion of the assets or business of the Company (as determined immediately prior to the transaction  or series of transactions by the Committee in its sole discretion which determination shall be final and conclusive) being held by a corporation at least 80% of

               whose voting securities are held, immediately following such transaction or series of transactions, by holders of the

               voting securities of the Company (determined immediately

               prior to such transaction or series of transactions).  The

               Committee may exercise such discretionary authority without regard to whether one or more of the transactions in such

               series of transactions would otherwise constitute a Change in Control of the Company under the definition set forth in this paragraph 2.4.

     2.5  EDCP Committee.  "EDCP Committee" means the Executive Deferred
          --------------

Compensation Committee appointed to administer the Plan pursuant to Article

VII.

























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     2.6  Compensation.  "Compensation" means the base salary and annual
          ------------

bonus or director's fees paid to the Participant by the Employer during the calendar year, before reduction for amounts deferred pursuant to this Plan or any other Plan.  Compensation does not include expense reimbursements,

or any form of non-cash compensation and benefits.  For directors,

Compensation does not include fees payable for Board service after April

30, 1996.

     2.7  Deferral Commitment.
          -------------------

          (a)  "Deferral Commitment" means a Salary Deferral Commitment, a

          Bonus Deferral Commitment, or a Fee Deferral Commitment made by the Participant pursuant to Article III and for which a

          Participation Agreement has been filed.  A Deferral Commitment shall include any deferral commitment made by a Participant for

          1990 and years prior thereto under the predecessor Holiday

          Corporation plan.

          (b)  Pre-1996 Deferrals means the deferral of Compensation during

          Plan years through 1995.

          (c)  Post-1995 Deferrals means the deferral of Compensation during Plan years after 1995.

     2.8  Deferral Period.  "Deferral Period" means the single calendar
          ---------------

year for which the Participant has made a Deferral Commitment.  The initial

Deferral Period shall commence as soon as administratively feasible after the effective date of this Plan.

     2.9  Determination Date.  "Determination Date" means the last day of
          ------------------

each calendar month.

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     2.10 Employer.  "Employer" means the Company, and directly or
          --------

indirectly affiliated or subsidiary corporations, any other affiliate designated by the Board, or any successors to the businesses thereof.

     2.11 Employment.  "Employment," in the case of an employee, means the
          ----------

period of time that a Participant is on the Employer's payroll.  A leave of absence approved by the Committee shall not be deemed a termination of

Employment.  A Participant who enters salary continuation status shall not be deemed to have terminated Employment.  In the case of a director,

Employment means the active service on the Board by the Participant.

     2.12 Hardship.  "Hardship" means the immediate and heavy financial
          --------

need of the Participant as determined by the EDCP Committee.  Financial needs shall be limited to the following situations:

          (a)  Financial obligations incurred by the Participant because of sickness, accident, death, disability, or other medial need in the Participant's immediate family which the Participant is not able to pay out of liquid assets or current cash flow.

          (b)  Financial requirements to purchase necessary shelter and related necessities for the Participant and the Participant's immediate family which the Participant is unable to purchase out of liquid assets or current cash flow or otherwise reasonably finance.

          (c)  Financial requirements for education for the Participant or a member of the Participant's immediate family which the

          Participant is unable to pay out of liquid assets or current cash flow.

     For purposes of this definition, the term "immediate family" means wife, husband, child, father, mother, or a related dependent residing with the Participant.

     2.13 Interest.
          --------

          (a)  Termination Account Interest.  (1) The interest rate applied
               ----------------------------

          to a Pre-1996 Termination Account on each monthly Determination

          Date shall be the greater of one twelth (1/12) of 8.5% or one-

          twelfth (1/12) of the rate announced by Citibank, N.A. as its prime rate ("Citibank Prime Rate") at the beginning of each calendar quarter during the Plan year.  (2)  The interest rate applicable to a Post-1995 Termination Account on each monthly

          Determination Date shall be the greater of one-twelfth (1/12) of the rate approved by the Board prior to January 1 of each Plan year or one-twelfth (1/12) of the Citibank Prime Rate at the beginning of each calendar quarter during the Plan year.  The rate to be approved by the Board shall be submitted by Company management to the Board for review and approval prior to January

          1 of each Plan year.

               If the Citibank Prime rate is no longer available, the

          Committee shall select a substantially similar index.


          (b)  Retirement Account Interest.  (1) For Plan years through
               ---------------------------

          1995, the effective annual yield applicable to a Pre-1996

          Retirement Account shall be determined prior to January 1 of each year and be effective for the calendar year following the date it is determined; such rate
          shall be submitted by Company management for review and approval by the Board prior to January 1 each year.  For all calendar years after 1995, such rate shall be and is hereby fixed at 15.5%

          for all Pre-1996 Retirement Accounts, provided that the annual yield under this paragraph 2.13(b)(1) for each calendar year for a Pre-1996 Retirement Account shall not be less than one hundred fifty percent (150%) of the annual average of Moody's for such year.  If a Participant or Beneficiary receives payment in full prior to a calendar year end, the foregoing minimum annual yield for such year will be the Moody's average for the full months the funds were held by the Plan during the calendar year (or during the prior year if the payment occurs before one full month has been calculated in a calendar year).  The term "Moody's" refers to Moody's Average Corporate Bond Yield as published by Moody's

          Investors Service, Inc. (or any successor thereto) or, if such index is no longer published, a substantially similar index selected by the EDCP Committee.

               (2)       The effective annual yield applicable to a Post-

          1995 Retirement Account shall be determined prior to January 1 of each year and be effective for the calendar year following the date it is determined; such rate shall be submitted by Company management for review and approval by the Board prior to January

          1 each year, provided that the annual yield under this paragraph
                       --------

          2.13(b)(2) for each calendar year for a Post-1995 Retirement

          Account shall not in any event be less than 150% of the annual average of Moody's for such
          year.  If a Participant or Beneficiary receives payment in full prior to a calendar year end, the foregoing minimum annual yield for such year will be the Moody's average for the full months the funds were held by the Plan during the calendar year (or during the prior year if the payment occurs before one full month has been calculated in a calendar year).

     2.14 Participant.  "Participant" means any individual who is
          -----------

participating or has participated in this Plan as provided in Article III including a director Participant and employee Participant.

     2.15 Participation Agreement.  "Participation Agreement" means the
          -----------------------

agreement filed by the Participant prior to the beginning of the Deferral

Period.  A new Participation Agreement shall be filed by the Participant for each Deferral Period.

     2.16 Plan Benefit.  "Plan Benefit" means the benefit payable to the
          ------------

Participant as calculated in Article V.

     2.17 Retirement.  "Retirement" for an employee Participant means
          ----------

termination of Employment with the Employer on or after the earlier of the date the Participant attains age fifty five (55) with ten (10) years of credited service or on or after the date the Participant attains age sixty

(60).  For purposes of this definition, years of credited service will be credited in accordance with the provisions of the Company's Savings and

Retirement Plan.  The Board reserves the right to provide different retirement requirements for different Participants.

     2.18 Total and Permanent Disability.  "Total and Permanent Disability"
          ------------------------------

means that due to sickness or accidental bodily injury the Participant is completely
unable to perform any and every duty pertaining to his occupation with the

Employer, and such disability is expected to last at least 24 months.

     For purposes of this Plan, the EDCP Committee shall determine whether or not a condition renders the Participant to be Totally and Permanently

Disabled based on evidence satisfactory to the EDCP Committee.  Such determination by the EDCP Committee shall be final and binding.




                                ARTICLE III


                   PARTICIPATION AND DEFERRAL COMMITMENTS

     3.1  Eligibility and Participation.
          -----------------------------

          (a)  Eligibility.  Eligibility to participate in the Plan is
               -----------

          limited to directors of the Board for their fees payable through

          April 30, 1996 and those employees of the Employer who are:


               (i)       in Job Grades 26 and above (or equivalent grades)

               or in other Job Grades which may be declared eligible by the

               Board's Human Resources Committee, and

               (ii)      designated as a Participant by the Chief Executive

               Officer of the Company.


          (b)  Participation.  An eligible employee or director may elect
               -------------

          to participate in the Plan with respect to any Deferral Period by filing a Participation Agreement with the Company by a date set by the Company but not later than December 31 of the calendar year immediately preceding the Deferral Period.  In the event that an
          individual first becomes eligible to Participate during a

          calendar year, a Participation Agreement must be filed no later than thirty (30) days following notification of the individual by the EDCP Committee or the Company of his eligibility to

          Participate, and such Participation Agreement shall be effective only with regard to Compensation earned and payable following the filing of the Participation Agreement with the Company.

          (c)  Salary Continuation.  Unless an exception is specifically
               -------------------

          made by the Committee, in its sole discretion, and except for the purpose described in paragraph 5.4(b) below, a Participant shall not be permitted to defer under this Plan amounts payable to the

          Participant after (i) the Participant's death; or (ii) if a

          Participant is placed on salary continuation during a Deferral

          Period, the earlier of the date the Participant ceases to receive a continuation of salary or the commencement of a new Deferral

          Period; or (iii) the Employer has terminated future deferrals pursuant to paragraph 9.2 of this Plan.


     3.2  Form of Deferral; Maximum and Minimum Deferral.  The Participant
          ----------------------------------------------

may elect in the Participation Agreement any of the following Deferral

Commitments:

          (a)  Salary and Bonus Commitment.  For the Deferral Period
               ---------------------------

          following the calendar year in which the Participation Agreement is filed, the Participant may elect to defer, except as provided in (b) below, (1) up to twenty-five percent (25%) of base salary payable
          during the Deferral Period, and (2) for Plan years through 1990,

          up to one hundred per cent (100%) of bonus (fifty percent (50%)

          of bonus for Job Grades 26-29 or equivalent grades) payable during the Deferral Period.  Commencing with the 1991 Deferral

          Period with respect to bonus deferrals, all Participants will be limited to deferring a maximum of 50% of bonus.

          (b)  Savings and Retirement Plan Exception.  In addition to the
               -------------------------------------

          deferral permitted under (a) above, any Participant that

          participates at the maximum before-tax percentage allowed by the

          Employer's Savings and Retirement Plan maintained by the Employer shall be deemed to have elected to defer under this Plan that portion of eligible Savings and Retirement Plan earnings which the Participant elected to defer under the Savings and Retirement

          Plan, up to six percent (6%) (or such other maximum before-tax percentage allowed by the Savings and Retirement Plan), which could not be deferred on a before-tax basis under the Savings and

          Retirement Plan due to any law or regulation as determined by the

          EDCP Committee, but excluding any amount which was actually deferred into the Savings and Retirement Plan but distributed back to the employee in a following Plan year.


          (c)  Fee Deferral Commitment.  A director Participant may elect
               -----------------------

          to defer a minimum of fifteen percent (15%) and up to a maximum of one hundred percent (100%) of fees payable in the calendar year following the calendar year in which the Participation

          Agreement is
          filed.  For calendar year 1985, the maximum a director

          Participant may elect to defer shall be one hundred percent

          (100%) of remaining fees.  For Plan years after 1995, a director

          Participant may defer fees for services through April 30, 1996.

          Fees payable to a director after April 30, 1996, will not be deferrable under this Plan.

          (d)  Other Deferral Provisions.  Notwithstanding anything herein,
               -------------------------

          for Plan years through 1995: (i) an employee who has five (5)

          years of active deferrals of salary and/or bonus into this Plan including deferrals under the predecessor Holiday Corporation plan shall not be permitted to defer any further bonus into this

          Plan payable in Plan years through 1995, and (ii) a director on the Board of Directors of the Company who has ten (10) full years of active deferrals of director's fees into this Plan including deferrals under the predecessor Holiday Corporation plan shall not be permitted to defer any further director's fees into this

          Plan payable in Plan years through 1995.  For Plan years after

          1995, an employee Participant may defer up to 25% of base salary and 50% of bonus payable during a Deferral Period, provided the

          Board reserves the right to modify or terminate further deferrals into the Plan for any Plan year.


     3.3  Modification of Deferral Commitment.  A Deferral Commitment shall
          -----------------------------------

be irrevocable except that the EDCP Committee may reduce the amount to be deferred or waive the remainder of the Deferral Commitment upon a finding,

based
upon the uniform standards established by the EDCP Committee, that the

Participant has suffered a Hardship or that a bona fide mistake occurred in filling out a form or responding to instructions.




                                 ARTICLE IV

                       DEFERRED COMPENSATION ACCOUNTS


     4.1  Elective Deferred Compensation.  The amount of Compensation that
          ------------------------------

the Participant elects to defer shall be withheld and credited to the

Participant's Account as the Compensation becomes payable.  Any withholding of taxes or other amounts with respect to deferred Compensation which is required by state, federal or local law may be withheld from the

Participant's non-deferred Compensation.

     4.2  Types of Account.  For record-keeping purposes only, the
          ----------------

following accounts shall be maintained for each Participant:

               Pre-1996 Retirement Account

               Pre-1996 Termination Account
               Post-1995 Retirement Account
               Post-1995 Termination Account


The amount of Compensation elected to be deferred shall be credited to both the Retirement Accounts and the Termination Accounts subject to the provisions of this Plan.

     4.3  Matching Contributions.
          ----------------------

          (a)  Eligibility.  Matching contributions shall be credited to
               -----------

          Participants in this Plan who are eligible to participate in the

          Employer's Savings and Retirement Plan and elect to make a Basic

          Contribution equal to the maximum rate at which a Participant may elect before-tax contributions under the Employer's Savings and

          Retirement Plan and such before-tax contribution is limited due to any law or regulation.

          (b)  Amount.  The Employer shall credit to each employee
               ------

          Participant's Account a matching contribution for each calendar year equal to one hundred percent (100%) of the Participant's

          Compensation elected to be deferred under this Plan for the year,

          such Compensation being limited for purposes of this calculation to a maximum of six percent (6%) of the Participant's eligible

          Savings and Retirement Plan earnings (which shall for this purpose include the Participant's salary deferrals but shall not include bonus amounts or board fees).  The matching contribution amount shall be offset by the actual matching contribution allocated to the Participant for the year under the Employer's

          Savings and Retirement Plan.


          (c)  Time of Credit.  The Employer matching contribution shall be
               --------------

          credited to a Participant's Account as of the last day of the calendar year or the date the Participant's employment ends, if earlier.

     4.4  Vesting of Accounts.  Each Participant shall be vested in the
          -------------------

amounts credited to such Participant's Account and earnings thereon as follows:


          (a)  Amounts Deferred.  A Participant shall be one hundred
               ----------------

          percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan and the earnings thereon

          (either at the Termination Rate or Retirement Rate).

          (b)  Employer Matching Contributions.  A Participant who
               -------------------------------

          terminates Employment for reasons other than Retirement, Total and Permanent Disability or Death shall be vested in the Employer matching contributions (and earnings thereon) made for any particular year in accordance with the vesting provisions in the

          Employer's Savings and Retirement Plan and as it may be amended from time to time.

          (c)  Retirement, Disability or Death.  A Participant shall be one
               -------------------------------

          hundred percent (100%) vested in all amounts at Retirement or upon Total and Permanent Disability or Death during employment with the Company or its direct or indirect majority owned

          subsidiaries.  For this purpose, "during employment" includes death or disability occurring after such employment termination if the death or disability is primarily caused (as determined by the EDCP Committee) by the sickness or injury that resulted in the termination of employment.


     4.5  Determination of Accounts.  Each Participant's Retirement Account
          -------------------------

(Pre-1996 and Post-1995) and Termination Account (Pre-1996 and Post-1995)

as of each Determination Date shall consist of the balance of the

Participant's Account as of the immediately preceding Determination Date,

plus the Participant's elective deferred Compensation credited, matching contributions and Interest earned, minus the amount of any distributions made since the immediately preceding Determination Date.  Interest earned shall be calculated as of each Determination Date based upon the average daily balance of the account since the preceding Determination Date.

Interest earned on each of the Retirement Accounts shall be calculated so as to achieve the annual yield provided by paragraph 2.13(b).

     4.6  Statement of Accounts.  The Company shall submit to each
          ---------------------

Participant, within one hundred twenty (120) days after the close of each calendar year and at such other times as determined by the Company, a statement setting forth the balance to the credit of each Account maintained for the Participant.




                                 ARTICLE V

                               PLAN BENEFITS


     5.1  Pre-Termination Withdrawals.
          ---------------------------

          (a)  Amount.  At the time the Participation Agreement is filed,
               ------

          the Participant may elect to receive fifty percent (50%) of the

          Deferral Commitment during each of the 8th, 9th, 10th and 11th years prior to termination after the year during which the

          Participation Agreement is filed.  The total Pre-Termination

          Withdrawal shall be limited to the Termination Account balance at the time of the withdrawal.

          (b)  Remaining Account Balance.  The amount of the withdrawal
               -------------------------

          shall reduce the respective Pre-1996 or Post-1995 Retirement

          Account and respective Pre-1996 or Post-1995 Termination Account balances.  Any remaining account balances shall continue to be credited with Interest in accordance with paragraph 4.5.  Any amounts remaining in the respective Pre-1996 or Post-1995 Retirement

          Account or Termination Account after all Pre-Termination Withdrawals shall be paid in accordance with this Article V.

     5.2  Retirement Benefit.  The Employer shall pay a Plan Benefit equal
          ------------------

to the amount of the Participant's respective Pre-1996 and/or Post-1995

Retirement Account to each Participant who terminates Employment:

          (a)  by reason of Retirement,


          (b)  by reason of Total and Permanent Disability,

          (c)  within a twenty-four (24) month period after a Change in

          Control,


          (d)  while participating as a director Participant and terminates from Employment on the Employer's Board due to:

               (i)       not being re-elected as a director,

               (ii)      Total and Permanent Disability, or


               (iii)     termination within a twenty-four (24) month period

               after a Change in Control.

          (e)  for Participants who are entitled to the Retirement Account rate and who retired or terminated active service after October

          29, 1992 and on or before December 31, 1992, such rate will be locked-in at 16.5% until such Participant's account is fully distributed.


          (f)  for Participants who are entitled to the Retirement Account rate who retired or terminated active service during 1993, such rate will be locked-in at 16% until such Participant's account is fully distributed.

          (g)  for Participant's who are entitled to the Retirement Account rate and who retired or terminated active service during 1994 or

          1995, such rate will be locked-in at the retirement rate approved for that year (15.5%) until such Participant's account is fully distributed.

          (h)  for Participants whose active service ceased before October

          29, 1992, and at that time were already receiving the Retirement

          Account rate, the rate each such Participant will receive in

          1993, 1994 and 1995 will be the approved retirement rate for each such year, provided that for years after 1995 the retirement rate will be locked-in at the rate approved for 1995 (15.5%) until such Participant's account is fully distributed.

     5.3  Termination Benefit.  The Employer shall pay a Plan Benefit equal
          -------------------

to the amount of the Participant's Termination Account to each Participant who terminates Employment for all reasons other than those for which a

Retirement Benefit or Death Benefit shall be paid.


     A Participant or Beneficiary shall receive either the Termination

Account or Retirement Account as provided in this Plan but not both.

     5.4  Death Benefit.  Upon the death of the Participant, the Employer
          -------------

shall pay to the Participant's Beneficiary an amount determined as follows:


          (a)  If the Participant dies prior to termination of Employment with the Employer, the amount payable under this paragraph shall be in lieu of any other benefit payment under this Plan and shall equal:

               (i)       the Participant's Retirement Account Balance, plus;

               (ii)      three (3) times the sum of all amounts deferred by

               the Participant under this Plan (not including interest or earnings thereon) until the date of death.


          (b)  For purposes of calculating the Death Benefit under

          paragraph 5.4(a):

               (i)       "amounts deferred" shall include salary, bonus,

               and any other Compensation that the Participant may be

               permitted to defer hereunder which the Participant shall

               have elected in writing to defer under this Plan from

               inception of the Plan (including the predecessor Holiday

               Corporation plan) to the date of death including any

               deferred bonus or other deferred Compensation hereunder

               which would be payable to the Participant or to the

               Participant's estate or beneficiary after the Participant's death, except that "amounts deferred" shall not include any salary elected to be deferred under this Plan but not yet

               payable at the time of the Participant's death.

               (ii)      the Participant's Retirement Account Balance shall

               not include any Compensation which is not payable on the day before the Participant's death even if such amounts become payable on or after the Participant's death and even if the

               Participant had elected in writing to defer such amounts

               under this Plan.


               (iii)     the Plan's pre-termination death benefit of 3 x

               deferrals under paragraph 5.4(a)(ii) will only be payable to

               Participants whose death occurs during active employment (or if such Participant's death occurs after active employment has ceased by reason of a sickness or injury which

               thereafter results in the Participant's death).  The 3 x

               deferrals Death Benefit under
               paragraph 5.4(a)(ii) will not be payable to Participants who commence salary continuation after October 29, 1992 (unless such Participant's salary continuation commences in

               connection with a sickness or injury which thereafter

               results in the Participant's death).

          (c)  If the Participant dies after termination of Employment with the Employer, the amount payable shall be equal to the remaining unpaid balance of the Participant's appropriate Account.


     5.5  Disability Benefits.  If the Participant terminates Employment by
          -------------------

reason of Total and Permanent Disability, the amount payable shall equal the Retirement Account balance.

     5.6  Hardship Distributions.  Upon a finding that the Participant has
          ----------------------

suffered a Hardship, the EDCP Committee may, in its sole discretion, allow distributions from the Participant's Account prior to the time otherwise specified for payment of benefits under the Plan.  The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's requirements during the Hardship.  The amount of such distribution shall reduce the Termination Account balance and Retirement

Account balance.


     5.7  Form of Benefit Payment.  The Plan Death Benefit payable under
          -----------------------

paragraph 5.4(a)(ii) of this Plan shall be paid within 90 days of death in a lump sum with no interest accruing from the date of death until the date of payment.  The Plan Retirement Benefit, Death Benefit payable under paragraph 5.4(a)(i) or 5.4(c), Disability Benefits, and Termination Benefit

shall be paid in one of the following forms as elected by the Participant in the Participation Agreement:

          (a)  Installments.  Equal monthly installments of the Account and
               ------------

          Interest amortized over a period of time elected by the

          Participant and approved by the Company.  Interest shall be credited to the remaining portion of the Account Balance in accordance with paragraph 4.5.  If the Participant is receiving a

          Retirement Account, Interest shall be equal to an amount in accordance with paragraph 2.13(b).  If the Participant is

          receiving the Termination Account, Interest shall be equal to an amount in accordance with paragraph 2.13(a); and/or

          (b)  A lump sum payment.

          (c)  Any other form selected by the Participant, which has written approval of the EDCP Committee.

          (d)  If the Participant fails to elect the form of benefit payment, the benefits shall be paid in accordance with 5.7(a)

          over a period of fifteen (15) years.  However the EDCP Committee may, in its sole discretion, provide for an alternate form of benefit payment to the Participant, if payment is made pursuant to paragraph 5.2(c) or 5.2(d)(iii).


          (e)  If a Plan Death Benefit is payable in installments under paragraph 5.4(a)(i), the EDCP Committee may, in its sole

          discretion, determine that payment of the Death Benefit shall be accelerated and paid in a lump sum to the Beneficiary.

     5.8  Withholding; Payroll Taxes.  The Employer shall withhold from
          --------------------------

payments made hereunder any taxes required to be withheld from the

Participant's wages for the federal or any state or local government.

     5.9  Commencement of Payments.  Payment shall commence at the
          ------------------------

discretion of the Company, but not later than sixty (60) days after the end of the month in which the Participant Retires, dies, becomes Totally and

Permanently Disabled or otherwise terminates Employment with the Employer and is entitled to payment pursuant to his or her Participation Agreement.

For purposes of this paragraph 5.9, termination of Employment shall include when a Participant is no longer entitled to any payments of salary or salary continuation.

     5.10 Full Payment of Benefits.  Notwithstanding any other provision of
          ------------------------

this Plan, all benefits shall be paid no later than the date the

Participant attains age eight five (85).


     5.11 Payment to Guardian.  If a Plan benefit is payable to minor or a
          -------------------

person declared incompetent or to a person incapable of handling the disposition of property, the Company may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor or incompetent person.  The Company may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit.  Such distribution shall completely discharge the EDCP Committee and the Employer from all liability with respect to such benefit.

     5.12 Spin-Off Transactions.  Notwithstanding anything in the Plan to
          ---------------------

the contrary, in the event any business of the Company or its subsidiaries is spun-off and a Participant becomes an employee or director of the company owning the spun-off business (the "Spin-Off Company") which adopts a deferred compensation
plan that is substantially the same as the Plan, then the Human Resources

Committee of the Board of Directors of the Company in its discretion may determine as follows prior to the spin-off:

          (a)  any director Participant who resigns as a director of the

          Company and who, within 90 days, commences service as a director of the Spin-Off Company will not be treated as having terminated service or employment as a director for purposes of paying Plan benefits, and his or her entire Account balance and all

          obligations associated therewith will be transferred to the corresponding Plan of the Spin-Off Company;


          (b)  a transfer of employment of a Participant to the Spin-Off

          Company in connection with the spin-off will not be considered a termination of employment for purposes of paying Plan benefits or of forfeiting matching contributions and interest thereon;

          (c)  a transferred Participant's Account balance as of the effective date of the spin-off and all obligations related thereto will be transferred to the corresponding plan of the

          Spin-Off Company;

          (d)  any Participant who will immediately after the effective date of the spin-off continue to be employed by the Company (or a subsidiary thereof) and will also be employed by the Spin-Off

          Company (or a subsidiary thereof) will have the right to

          designate in writing (to be signed prior to the effective date of the spin-off) a  percentage (from zero to 100%) of his or her

          Account Balance as of such effective date that will be transferred to the Spin-Off Company (such percentage being applied to the balances attributable to each year of deferral) which transfer will include the transfer of all

          obligations associated therewith.  (To the extent such

          designation is not made, the Participant's Account will remain in the Plan pursuant to its terms.);

          (e)  Any employee or director transferring to the Spin-Off

          Company will receive credit for and will be vested in the

          Retirement Account Interest Rate under the Plan and under the

          Spin-Off Company's corresponding plan if such Rate is earned or otherwise vested or credited under the Plan on or prior to the effective date of the spin-off; and


          (f)  Except to the extent related to that portion of a

          Participant's Account balance that is retained in the Plan pursuant to the above Section 5.12(d), no benefits will be payable under the Plan to a Participant whose Account balance (or portion thereof) is transferred to the Spin-Off Company.




                                 ARTICLE VI

                          BENEFICIARY DESIGNATION

     6.1  Beneficiary Designation.  Each Participant shall have the right,
          -----------------------

at any time, to designate any person or persons as his Beneficiary or

Beneficiaries (both principal or contingent) to whom payment under this

Plan shall be paid in the event of his death prior to complete distribution to the Participant of the benefits due him under the Plan. Each beneficiary designation shall be in a written form prescribed by the Company and will be effective only when filed with the

Company during the Participant's lifetime.  If the Participant's

Compensation is community property, any Beneficiary Designation shall be valid or effective only as permitted under applicable law.

     6.2  Amendments.  Any Beneficiary designation may be changed by the
          ----------

Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary Designation with the Company.  The filing of a new

Beneficiary Designation form will cancel all Beneficiary Designations previously filed.


     6.3  No Beneficiary Designation.  If any Participant fails to
          --------------------------

designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Company, in its discretion, may direct the Employer to distribute such Participant's benefits (or the balance thereof) to either:

          (a)  The surviving spouse;

          (b)  The Participant's children, except that if any of the children predecease the Participant but leave issue surviving,

          then such issue shall take by right of representation the share the parent would have taken if living;

          (c)  The Participant's estate.

     6.4  Effect of Payment.  The payment to the Beneficiary shall
          -----------------

completely discharge the Employer's obligations under this Plan.

                                ARTICLE VII

                               ADMINISTRATION


     7.1  Committee; Duties.  This Plan shall be administered by the
          -----------------

Employer's Executive Deferred Compensation Committee (EDCP Committee),

which shall consist of not less than three (3) individuals selected by the

Chief Executive Officer of the Company.  Members of the EDCP Committee may

be Participants under this Plan.

     7.2  Agents.  The EDCP Committee shall appoint an individual to be the
          ------

Committee's agent with respect to the day-to-day administration of the

Plan.  In addition, the EDCP Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the

Employer.


     7.3  Binding Effect of Decisions.  The decision or action of the EDCP
          ---------------------------

Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

     7.4  Indemnity of EDCP Committee.  The Employer shall indemnify and
          ---------------------------

hold harmless the members of the EDCP Committee or any agents or employees of the Employer against any and all claims, loss, damage, expense, or liability arising from any action or failure to act with respect to this

Plan, except in the case of willful misconduct by the EDCP Committee, EDCP

Committee member, or such agent or employee of the Employer.

                                ARTICLE VIII

                              CLAIMS PROCEDURE


     8.1  Claim.  Any Participant, former Participant, Beneficiary, or
          -----

legal representative thereof, may file a claim for benefits under the Plan by submitting to the EDCP Committee a written statement describing the nature of the claim and requesting a determination of its validity under the terms of the Plan.  The EDCP Committee shall issue a ruling and written notice with respect to the claim within 30 days after such claim is received.  If the claim is wholly or partially denied, written notice shall be furnished to the claimant, which notice shall set forth in a manner calculated to be understood by the claimant;

          (a)  the specific reason or reasons for denial;

          (b)  specific reference to pertinent Plan provisions on which the denial is based;

          (c)  a description of any additional materials or information necessary for the claimant to perfect the claim and an

          explanation of why such material or information is necessary; and

          (d)  an explanation of the claims review procedures.

     8.2  Denial of Claim.  Any Participant, former Participant, or
          ---------------

Beneficiary (or their authorized representatives) whose claim for benefits has been denied, may appeal such denial by resubmitting to the EDCP

Committee a written statement requesting a further review of the decision within sixty (60) days of the date the claimant receives notice of such denial.  The statement shall set forth the reasons supporting the claim,

the reasons such claim should not have been denied, and any other issues or comments which the claimant deems appropriate with respect to the claim.  The EDCP Committee shall, if requested, make copies of the

Plan documents available for examination by the claimant.  The EDCP

Committee shall issue a ruling and written notice within sixty (60) days after the date the claim is resubmitted.  Such written notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.  The EDCP Committee's decision of the appeal may be reviewed by the Board, which shall have the right to overrule the EDCP Committee.




                                 ARTICLE IX

                     AMENDMENT AND TERMINATION OF PLAN


     9.1  Amendment.
          ---------

          (a)  The Board may at any time amend the Plan in whole or in part, and may impose different requirements for different

          Participants, provided, however, that (i) no amendment shall be effective to decrease or restrict the amount accrued to that date on any Account maintained pursuant to any existing Deferral

          Commitment under the Plan; and (ii) on amounts that have been deferred up to the date of amendment, no amendment shall be effective to reduce the minimum interest credited or to be credited to Termination Accounts until their payment date or reduce the minimum interest credited or to be credited to

          Retirement Accounts until their payment date as provided in paragraph 2.13, without the consent of all Participants (or a

          Beneficiary in case a Participant is then deceased ) who may be affected by such change; and (iii) no amendment shall be

          effective to alter the form of payment as elected by a

          Participant in any Participation Agreement.

          (b)  The EDCP Committee may make administrative amendments to the

          Plan including but not limited to amendments to clarify the Plan language and to simplify and implement various administrative procedures, including matters relating to the calculation of death benefits and payments to Beneficiaries, which the EDCP

          Committee determines are consistent with the purpose and intent of the Plan.


     9.2  Employer's Right to Terminate Future Deferrals.  The Board may at
          ----------------------------------------------

any time terminate further deferrals into the Plan by any person and may reject additional Participants in the Plan, if, in its sole judgment, such termination would be in the best interest of the Employer.  Benefits from deferrals up to the point of termination of further deferrals shall be paid in the form elected by the Participant in his or her Participation

Agreement and otherwise in accordance with this Plan, including crediting of interest, until all payments are complete.




                                 ARTICLE X

                               MISCELLANEOUS

     10.1 Unfunded Plan.  This Plan is an unfunded plan maintained
          -------------

primarily to provide Deferred Compensation benefits for a select group of management employees or highly compensated employees.  This Plan is not intended to create
an investment contract, but to provide tax planning opportunities and retirement benefits to eligible individuals who have elected to participate in the Plan.  Eligible individuals are select members of management who, by virtue of their position with the Employer, are uniquely informed as to the

Employer's operations and have the ability to materially affect the

Employer's profitability and operations.

     10.2 Unsecured General Creditor.  The Participants and their
          --------------------------

Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the

Employer, nor shall they be Beneficiaries of, or have any rights, claims,

or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer

("Policies").  Such Policies or other assets of the Employer shall not be held as collateral security for the fulfilling of the obligations of the

Employer under this Plan.  The Policies shall be the general, unpledged,

unrestricted assets of the Employer, and the Employer may transfer, assign,

sell, or use such policies without restriction.  The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.  No Employer shall have any obligation under this Plan with respect to individuals other than that of the Employer's employees or directors or Beneficiaries thereof.


     10.3 Nonassignability.  Neither the Participant nor any other person
          ----------------

shall have any right to commute, sell, assign, transfer, pledge,

anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder,

or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.


     10.4 Not a Contract of Employment.  The terms and conditions of this
          ----------------------------

Plan shall not be deemed to constitute a contract of employment between the

Employer and the Participant, and the Participant (or his Beneficiary)

shall have no rights against the Employer except as may otherwise be specifically provided herein.  Moreover, nothing in this Plan shall be deemed to give the Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge the Participant at any time.


     10.5 Protective Provisions.  The Participant will cooperate with the
          ---------------------

Employer by furnishing any and all information requested by the Employer,

in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.  Notwithstanding the other provisions of this Plan, no death benefits in excess of the

Retirement Account balance shall be paid if during the first two (2) years of participation death occurs as a result of suicide.  The EDCP Committee shall have sole discretion to determine whether death occurs as a result of suicide.

     10.6 Terms.  Whenever any words are used herein in the masculine, they
          -----

shall be construed as through they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in
the plural, they shall be construed as through they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

     10.7 Captions.  The captions of the articles, sections, and paragraphs
          --------

of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.


     10.8 Governing Law.  The provisions of this Plan shall be construed
          -------------

and interpreted according to the laws of the State of Tennessee.

     10.9 Validity.  In case any provision of this Plan shall be held
          --------

illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

     10.10 Notice.  Any notice or filing required or permitted to be given
           ------

to the EDCP Committee or the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the EDCP Committee, the Chief Executive Officer of the

Employer, or the Employer's Statutory Agent.  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     10.11 Successors.  The provisions of this Plan shall bind and inure to
           ----------

the benefit of the Employer and its successors and assigns.  The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the

Employer, and successors of any such corporation or other business entity.

     IN WITNESS WHEREOF, and pursuant to resolution of the Board, this instrument has been executed by its duly authorized officers.

                                   HARRAH'S ENTERTAINMENT, INC.



                                   By:  ________________________________
                                                Neil F. Barnhart

                                                 Vice President
                                        ________________________________
                                                     Title

                               Attest:  ________________________________


                                        _______________________________
                                                     Title